Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO: The Directors of Sparta Healthcare Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 2,875,000 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Sparta Management LLC

Address:	2537 Research Boulevard, Suite 201
Fort Collins, CO 80526

Sparta Management LLC

Signed:	/s/ Michael K. Handley
Name:	Michael K. Handley
Title:	Managing Member

Dated: March 5, 2021

Accepted:

Sparta Healthcare Acquisition Corp.

Signed:	/s/ Michael K. Handley
Name:	Michael K. Handley
Title:	Chairman, Chief Executive Officer and President

Dated: March 5, 2021